Exhibit 10.37

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

ALBEMARLE BIO-REFINERY, INC.
CONVERTIBLE PROMISSORY NOTE

Raleigh, North Carolina

$3,000,000	July 19, 2006

1.         Principal. Albemarle Bio-Refinery, Inc., a North Carolina corporation (the “Company”), having an address of 28809 US Highway 64, Jamesville, North Carolina 27846, for value received, hereby promises to pay to the order of Earth Biofuels, Inc. (“Holder”) having an address of 3001 Knox Street, Suite 403 Dallas, Texas 75205, in lawful money of the United States of America, the principal amount of Three Million Dollars ($3,000,000), together with interest as set forth below.

2.         Interest and Maturity. The Company promises to pay simple interest on the unpaid principal amount from the date hereof until such principal amount is paid in full at the rate of four and 85/100 percent (4.85%) per annum, or such lesser rate as shall be the maximum rate allowable under applicable law. Interest from the date hereof shall be computed on the basis of a 365-day year. Unless converted or prepaid earlier as set forth below, all outstanding principal and accrued and unpaid interest on this Note shall be due and payable on July 18, 2007, (the “Maturity Date”).

3.         Prepayment. Principal and unpaid accrued interest of this Note may be prepaid without penalty, in whole or in part at any time at the option of the Company. Any prepayment of this Note will be credited first against accrued interest, then principal. Upon payment in full of the amount of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

4.        Conversion.

4.1       Mandatory Conversion. All outstanding principal on this Note and all accrued and unpaid interest thereon, as of the close of the business day immediately preceding the date of the first closing of an Equity Financing (as defined below) of the Company, shall be automatically converted upon the first closing of such Equity financing into such shares of capital stock of the Company as are issued in such Equity Financing. The number of shares of capital stock of the Company to be issued upon conversion of this Note shall be determined by dividing the principal and accrued and unpaid interest thereon (as set forth above) of this Note by the Conversion Price (as defined below). For purposes of this Note, an “Equity Financing” shall mean the Company’s closing of its issuance and sale of equity securities, in a single transaction or series of related transactions, to the Holder. For purposes of this Note, the “Conversion Price” is the purchase price per share of the securities issued in the Equity Financing.

4.2       Effect of Conversion. Upon conversion of this Note, the applicable amount of outstanding principal and accrued and unpaid interest of the Note shall be converted without any further action by the Holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the securities issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify it from any loss incurred by it in connection with the loss, theft or destruction of such Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to the Holder of such Note, a certificate or certificates for the securities to which the Holder shall be entitled and a check payable to the Holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of the securities, as determined by the Board of Directors of the Company. Such conversion shall be deemed to have been made concurrently with the first closing of the Equity Financing. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date. In any case, the Company shall not issue fractional shares of securities but shall pay the dollar equivalent of any fractional shares promptly following the closing date of the Equity Financing.

4.3       Lockup Agreement. The Holder agrees, in connection with the Company’s initial public offering, upon request of the Company or any underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company without the prior written consent of the Company or such underwriters for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the underwriters; provided, however, that all of the Company’s executive officers and directors agree to similar restrictions.

5.         Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

6.         Notices. All notices hereunder shall be in writing and shall be deemed given three (3) business days after being sent by certified or registered mail, postage prepaid, return receipt requested, at the addresses set forth above.

7.         Acceleration. All outstanding principal of and accrued and unpaid interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, if (i) the Company shall default in the payment of any principal or interest hereunder when due; (ii) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding up or other relief under state or federal bankruptcy or similar laws; or (iii) any such proceeding is commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within sixty (60) days after its commencement. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable and the Holder shall be entitled to exercise all of its rights and remedies hereunder whether at law or in equity. The failure of the Holder to declare the Note due and payable shall not be a waiver of its right to do so, and the Holder shall retain the right to declare the Note due and payable unless it shall execute a written waiver.

8.         No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws, each as amended to date, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note against dilution or other impairment.

9.         Waiver of Notice of Presentment. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

10.       Non-Waiver. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

11.            Governing Law. This Note shall be construed in accordance with the laws of the State of North Carolina, without regard to its conflicts of laws or choice of law provisions.

12.       No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Company.

13.       Amendment. This Note may not be amended or waived in any way except by a writing signed by the Company and the Holder.

14.       Holder Representations. The Holder hereby represents and warrants as follows:

14.1     Investment Representations. It is the Holder’s present intention to acquire the Note and any shares of common stock issuable upon conversion or exercise of the Note (collectively, the “Securities”) which it may receive pursuant to this Note, for its own account and that each such Security is being and will be acquired by it for the purpose of investment and not with a view to distribution or resale. The Holder warrants and agrees that it will not sell or transfer any such Security without registration under applicable federal and state securities laws, or the availability of appropriate exemptions therefrom. The Holder agrees that each such Security will bear a restrictive legend or legends stating that the same has not been registered under applicable federal and state securities laws and referring to restrictions on its transferability and sale.

14.2     Knowledge, Experience and Due Diligence. The Holder acknowledges that it is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and has substantial experience in making investment decisions of the type contemplated hereby. The Holder can bear the economic risks of this investment, can afford a complete loss of its investment and has no present need for liquidity in conjunction with the purchase of the Securities. During the course of this transaction and prior to  the sale of the Securities hereunder, the Holder acknowledges that it has had the opportunity to ask questions of, and has received satisfactory answers from, management of the Company concerning the terms and conditions of this investment and the business and operations of the Company.

14.3     Power and Authority. The Holder confirms that it has full power and authority and has taken all required action necessary to permit it to purchase this Note. The Holder represents and warrants that this Note is the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms.

14.4     Accredited Investor. The Holder meets the criteria of an “accredited investor” as defined in Rule 501 of Regulation D adopted under the Securities Act of 1933, as amended.

14.5     Indemnification. Holder hereby agrees to defend, indemnify and hold the Company harmless for any damages, loss, reasonable attorney’s fees or any other costs arising out of any claim or action arising out of a breach by Holder of Holder’s representations and warranties set forth in this Section 14.

This Note is hereby issued by the Company, and agreed and acknowledged by Holder, as of the year and date first above written.

COMPANY:

ALBEMARLE BIO-REFINERY, INC.

By:	/s/ William R. Horton
Name:	William R. Horton
Title:	CEO/President

Acknowledged and agreed with regard to Section 14 above:

Earth Biofuels, Inc.

By:	/s/ George Lowrance
Name:	George Lowrance
Title:	Vice President